Power of Attorney

       Know all by these presents, that I, Patrick Graham, hereby constitute and appoints each of Rhonda Toth or Kathy Kipp (each my char(34)
attorney-in factchar(34), signing alone, my true and lawful attorney-in-
fact to:
     (1)	execute in my name and on my behalf, in my capacity as a
director or officer of Stericycle, Inc. (the char(34)Companychar(34)), all Forms 3, 4 and 5 that I may be required to file in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the char(34)1934 Actchar(34) and the related rules of the U.S. Securities and Exchange Commission (the char(34)SECchar(34);
     (2)	do and perform any and all acts for me and on my behalf which may be necessary or desirable (i) to complete any such Form 3, 4, or 5 or any amendment to any such form and (ii) to file such form or amendment in a timely manner with the SEC and, if required, The Nasdaq
Stock Market, Inc.; and
     (3)	take any other action of any type whatever in this regard
which, in the opinion of my attorney-in-fact, may be of benefit to me, in my best interests, or legally required by me, it being understood that the documents executed by my attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as my attorney-in-fact approves in his or her discretion.
       I hereby grant to each of my attorneys-in-fact full power and authority to do and perform any and every act and thing whatever required, necessary or proper to be done in the exercise of any of the rights and powers granted under this Power of Attorney, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each of my attorneys-in-fact, or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney. I acknowledge that my attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
       This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in the Company(char146)s securities, but I may revoke it at any time by a signed revocation delivered to my attorneys-in-fact.
       In witness whereof, I have signed this Power of Attorney as of June 2, 2003.
				/s/ Patrick F. Graham